                                    AMENDMENT
                                       TO
                          EXPENSE LIMITATION AGREEMENT

                               HSBC INVESTOR FUNDS

                                                                   March 1, 2004

HSBC Asset Management (Americas) Inc.
452 Fifth Avenue
New York, NY 10018

Dear Sirs:

     Re: HSBC Investor Bond Fund
         HSBC Investor U.S. Treasury Money Market Fund
         HSBC Investor Opportunity Fund
         HSBC Investor California Tax-Free Money Market Fund
         HSBC Investor Overseas Equity Fund
         HSBC Investor Money Market Fund (together, the "Funds")

     This letter confirms amendments to Schedule A and Schedule B of the Expense Limitation Agreement between the undersigned (the "Trust") and HSBC Asset Management (Americas) Inc. (the "Adviser"). The Trust and the Adviser agree as follows:

     1. The Trust is a registered open-end investment management company organized as a Massachusetts business trust and consists of separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time.

     2. The Trust and the Adviser have entered into an Investment Management Agreement pursuant to which the Adviser provides investment management services to each Fund for compensation based on the value of the average daily net assets of each Fund.

     3. The Trust and the Adviser have entered into an Expense Limitation Agreement dated February 28, 2003 pursuant to which the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject.

     4. Terms used but not otherwise defined herein shall have the same meanings assigned to them in the Expense Limitation Agreement.

     5. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

     6. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule B.

     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                             Very truly yours,

                                                             HSBC INVESTOR FUNDS


                                                             By
                                                                ----------------
                                                                Name:
                                                                Title:

ACCEPTED:

HSBC ASSET MANAGEMENT (AMERICAS) INC.


By
   ----------------------
Name:
Title:

Attachments

                                   SCHEDULE A

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

                                                         Maximum Operating
                                                           Expense Limit
                                                       (as a percentage of
Name of Fund                                            average net assets)
------------                                          ---------------------
HSBC Investor Bond Fund                               Class A Shares: 1.10%
                                                      Class B Shares: 1.85%
                                                      Class C Shares: 1.85%

HSBC Investor U.S. Treasury Money Market Fund         Class A Shares: 0.80%
                                                      Class B Shares: 1.40%
                                                      Class C Shares: 1.40%
                                                      Class D Shares: 0.65%
                                                      Class Y Shares: 0.40%

HSBC Investor Opportunity Fund                        Class A Shares: 1.65%
                                                      Class B Shares: 2.40%
                                                      Class C Shares: 2.40%

HSBC Investor California Tax-Free Money Market Fund   Class A Shares: 0.80%
                                                      Class B Shares: 1.40%
                                                      Class C Shares: 1.40%
                                                      Class D Shares: 0.65%
                                                      Class Y Shares: 0.40%

HSBC Investor Overseas Equity Fund                    Class A Shares: 1.85%
                                                      Class B Shares: 2.60%
                                                      Class C Shares: 2.60%

HSBC Investor Money Market Fund                       Class I Shares: 0.20%

                                   SCHEDULE B

                      DURATION OF OPERATING EXPENSE LIMITS

The duration of each Operating Expense Limit shall be as follows:

                                                       Date on Which Operating
Name of Fund                                          Expense Limit Terminates
------------                                          ------------------------
HSBC Investor Bond Fund                                     March 1, 2005
HSBC Investor U.S. Treasury Money Market Fund               March 1, 2005
HSBC Investor Opportunity Fund                              March 1, 2005
HSBC Investor California Tax-Free Money Market Fund         March 1, 2005
HSBC Investor Overseas Equity Fund                          March 1, 2005
HSBC Investor Money Market Fund                             March 1, 2005